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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 29, 1997





                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

        NORTH CAROLINA                  340-23520               56-1714315
 (State or other jurisdiction      (Commission File No.)     (I.R.S. Employer
     of incorporation)                                    Identification Number)



             4709 CREEKSTONE DRIVE, RIVERBIRCH BUILDING, SUITE 300,
                       DURHAM, NORTH CAROLINA 27703-8411
                    (Address of principal executive offices)


                                 (919) 941-2000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         On August 29, 1997, Quintiles Transnational Corp. (the "Company") completed the acquisitions of Clindepharm, International (Pty) Limited ("Clindepharm") and Professional Pharmaceutical Marketing Services
         (Pty) Limited ("PPMS"). The Company issued 238,983 shares of its Common Stock, par value $.01, to the former shareholders of Clindepharm in exchange for all of the issued shares of Clindepharm. Of the shares of the Company's Common Stock issued, 71,696 shares were issued in reliance on Regulation S and 167,287 shares were issued in reliance on an exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof. The Company issued 60,834 shares of its Common Stock to the former shareholders of PPMS in exchange for all of the issued shares of PPMS, 18,250 shares of which were issued in reliance on Regulation S and 42,584 shares of which were issued in reliance on an exemption from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 QUINTILES TRANSNATIONAL CORP.


                                 By:  /s/ Rachel R. Selisker
                                      ------------------------
Dated: September 12, 1997             Rachel R. Selisker
                                      Chief Financial Officer and Executive Vice
                                      President Finance